Exhibit 99.1

Press Release	Source: iMergent, Inc.

iMergent Announces Quarterly Dividend

PHOENIX, July 2, 2009 (GLOBE NEWSWIRE) -- iMergent, Inc. (AMEX:IIG - News) announced its board of directors on June 30, 2009 declared a quarterly cash dividend of $0.02 per share on the company's common stock. The dividend, is payable on July 31, 2009 to stockholders of record as of July 15, 2009.

About iMergent

iMergent provides e-commerce solutions to entrepreneurs and businesses enabling them to sell and market their products or services over the Internet.  The company sells its proprietary software and services to entrepreneurs and businesses, which allows them to sell and market their products and services, accept online orders, analyze marketing performance and manage pricing and customers over the Internet.  In addition to software and services, iMergent offers e-commerce enabled web site development and implementation, web site hosting, search engine optimization (SEO) and training.  iMergent, StoresOnline and Crexendo Business Solutions are trademarks of iMergent, Inc.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a ``safe harbor'' for such forward-looking statements. The words, ``believe,'' ``expect,'' ``anticipate,'' ``estimate,'' ``will'' and other similar statements of expectation identify forward-looking statements. You are cautioned not to place undue reliance on our forward-looking statements. We do not undertake any obligation to publicly update any forward-looking statements to reflect events, circumstances or new information after the release of this press release, or to reflect the occurrence of unanticipated events.

Contact:

iMergent, Inc.

Steven G. Mihaylo, CEO

775-530-3955

Stevemihaylo@imergentinc.com